NEWS RELEASE

Investor/Media Contact:
Thomas B. Testa, (973) 515-1885
Email: IR@gentek-global.com

GenTek Inc. Reports First Quarter 2008 Results

PARSIPPANY, N.J., May 9, 2008 – GenTek Inc. (NASDAQ: GETI) today announced results for the first quarter ended March 31, 2008. For the first quarter of 2008, GenTek had revenues totaling $151.4 million and operating profit of $6.9 million. This compares to revenues of $154.9 million and operating profit of $14.0 million in the prior-year period, after restructuring and impairment charges of $1.3 million. The shortfall in year over year operating profit is primarily due to reduced sales in the valve actuation systems segment driven by the continued downturn in the North American market, a $1.9 million loss on disposition of long-term assets resulting primarily from the sale of the Reheis Antiperspirant actives product line and delays in passing on the impact of some increased raw materials cost in the chemical processing market. The Company recorded income from continuing operations of $1.4 million, or $0.13 income per diluted share, compared to income from continuing operations of $4.4 million, or $0.38 income per diluted share, in the first quarter of 2007.

The Company had $8.7 million of cash and $240.4 million of debt outstanding as of March 31, 2008 which included $1.0 million outstanding under its revolving credit facility.

For the first quarter of 2008, adjusted EBITDA was $17.3 million compared with $23.3 million in the first quarter of 2007.

“North American automotive trends continue to negatively impact our short term operating results. However, we expect the continued expansion of our global footprint in valve actuation systems revenue and operations into Europe and South America to materially change these trends beginning in 2009. We believe that our continued investment in people, processes and equipment will transform these new business awards into material improvements in operating results in 2009 and beyond.” said William E. Redmond, Jr. GenTek’s President and CEO.

Adjusted EBITDA

The Company has presented adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as a measure of operating results. Adjusted EBITDA reflects removing the impact of any restructuring, impairment, income from discontinued operations and certain one-time items. Adjusted EBITDA is a non-GAAP (Generally Accepted Accounting Principles) measure, and, as such, a reconciliation of adjusted EBITDA to net income is provided in the attached Schedule 2. GenTek has presented adjusted EBITDA as a supplemental financial measure as a means to evaluate performance of the Company’s business. GenTek believes that, when viewed with GAAP results and the accompanying reconciliation, it provides a more complete understanding of factors and trends affecting the Company’s business than the GAAP results alone. In addition, the Company understands that adjusted EBITDA is also a measure commonly used to value businesses by its investors and lenders.

About GenTek Inc.
GenTek provides specialty inorganic chemical products and valve actuation systems and components for automotive and heavy duty/commercial engines. GenTek operates over 50 manufacturing facilities and technical centers and has approximately 1,500 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, and heavy equipment, in addition to global energy companies and water treatment facilities. Additional information about the Company is available at www.gentek-global.com.

Forward-looking statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

		Schedule 1
	GenTek Inc.
Consolidated Statement of Operations
(In Millions except per share amounts)(1)
	Three Months	Three Months
	Ended	Ended
	Mar. 31,	Mar. 31,
	2008	2007
Revenues	$151.4	$154.9
Cost of sales	129.8	127.9
Selling, general and administrative expense	12.9	12.3
Loss on disposition of long-term assets	1.9	0.0
Restructuring and impairment charges	—	1.3
Pension curtailment (gains) losses	(0.0)	(0.6)

Operating profit	6.9	14.0
Interest expense, net	4.2	6.5
Other (income)/expense, net	(0.2)	0.0

Income from continuing operations before income taxes	2.8	7.5
Income tax provision	1.4	3.1

Income/(loss) from continuing operations	1.4	4.4
Loss from discontinued operations (net of tax benefit of $1.1 for the three months ended March 31, 2007)	—	(7.7)

Net income/(loss)	$1.4	$(3.3)

Weighted average common shares	10.1	10.2
Weighted average common and equivalent shares	11.0	11.6
Income/(loss) per common share — basic:
Income/(loss) from continuing operations	$0.14	$0.43
Income/(loss) from discontinued operations	—	(0.75)

Net income/(loss)	$0.14	$(0.32)

Income/(loss) per common share — assuming dilution:
Income/(loss) from continuing operations	$0.13	$0.38
Income/(loss) from discontinued operations	—	(0.66)

Net income/(loss)	$0.13	$(0.28)

1) Totals may differ slightly from the sum of the respective line items due to rounding.

		Schedule 2
GenTek Inc.
Reconciliation of Net Income to Adjusted EBITDA
(In Millions) (2)
(Unaudited)
	Three Months ended
	March 31,
	2008	2007
Net income (loss)	$1.4	$(3.3)
Restructuring and impairment charges	—	1.3
Pension curtailment and settlement (gains) losses	(0.0)	(0.6)
Loss on disposition of long-term assets	1.9	0.0
Income tax	1.4	3.1
Net interest	4.2	6.5
Depreciation & amortization (1)	8.4	8.5
(Income)/loss from discontinued operations	—	7.7

Adjusted EBITDA	$17.3	$23.3

(1) Depreciation and amortization excludes amortization of financing costs which are included in interest expense.
(2) Totals may differ from the sum of the respective line items due to rounding.